SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 21, 2007

ALLIANCE DATA SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-15749	31-1429215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17655 WATERVIEW PARKWAY

DALLAS, TEXAS 75252

(Address and Zip Code of principal executive offices)

(972) 348-5100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

As previously announced, Alliance Data Systems Corporation (“Alliance Data” or the “Company”) has agreed to be merged with Aladdin Merger Sub, Inc. (“Merger Sub”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 17, 2007, among the Company, Aladdin Holdco, Inc. and Merger Sub, with the Company continuing as the surviving corporation (the “Merger”). Upon completion of the Merger, the Company will become an affiliate of The Blackstone Group.

On December 21, 2007, Alliance Data entered into a second amendment (the “Second Amendment”) to the Credit Agreement, dated as of January 24, 2007 (the “Bridge Loan”), which originally provided for loans in a maximum amount of $400.0 million. In the Second Amendment, the maturity date of the Bridge Loan was extended from December 31, 2007 to March 31, 2008 and the uncommitted accordion feature, which had allowed for future borrowings up to $100.0 million, subject to certain conditions, was eliminated. In addition, the Second Amendment adjusts the margin applicable to base rate loans and Eurodollar loans to those set forth below.

The interest rate for base rate loans fluctuates and is equal to the higher of (A) the Bank of Montreal’s prime rate and (B) the Federal funds rate plus 0.5% plus a margin of (1) 0.0% to 0.2% for the period from January 1 to January 31, 2008; (2) 0.0% to 0.45% for the period from February 1 to February 29, 2008; and (3) 0.1% to 0.70% for the period from March 1 to March 31, 2008, based upon our Senior Leverage Ratio as defined in the Bridge Loan. The interest rate for Eurodollar loans fluctuates based on the London interbank offered rate plus a margin of (1) 1.1% to 1.7% for the period from January 1 to January 31, 2008; (2) 1.35% to 1.95% for the period from February 1 to February 29, 2008; and (3) 1.6% to 2.2% for the period from March 1 to March 31, 2008, based upon our Senior Leverage Ratio as defined in the Bridge Loan.

The foregoing summary of the Second Amendment is qualified in its entirety by reference to the full text of such amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion in Item 1.01 set forth above, which is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Second Amendment to Credit Agreement, dated as of December 21, 2007, by and among Alliance Data Systems Corporation and certain subsidiaries parties thereto as Guarantors, Bank of Montreal, as Administrative Agent and various other agents and banks.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: December 28, 2007	By:	/s/ Edward J. Heffernan
Edward J. Heffernan
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Second Amendment to Credit Agreement, dated as of December 21, 2007, by and among Alliance Data Systems Corporation and certain subsidiaries parties thereto as Guarantors, Bank of Montreal, as Administrative Agent and various other agents and banks.

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